UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K/A

Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  September 15, 2006 (August 7, 2006)

CardioTech International, Inc.

(Exact name of Registrant as Specified in its Charter)

MASSACHUSETTS
(State or Other Jurisdiction of Incorporation)

000-28034	04-3186647
(Commission File Number)	(I.R.S. Employer Identification Number)

229 Andover Street
Wilmington, Massachusetts 01887

 (Address of Principal Executive Offices, including Zip Code)

(978) 657-0075
(Registrant’s Telephone Number, including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 5.02:                 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

As previously reported on Form 8-K dated August 11, 2006, CardioTech International, Inc. (the “Company”) appointed Mr. Michael F. Adams as Chief Executive Officer and President of the Company on August 7, 2006.  On September 13, 2006, the Company entered into an employment agreement (the “Agreement”) with Mr. Adams, which has an effective date of August 7, 2006.  The Agreement is attached to this report on Form 8-K/A as Exhibit 10.28, and is incorporated by reference into this report.

Under the terms of the Agreement, Mr. Adams will be employed by the Company for two years and receive an annual base salary of $250,000, which is subject to annual review by the Company’s Board of Directors.  During the Employment Period, as defined in the Agreement, Mr. Adams may receive an annual bonus to be determined at the sole discretion of the Compensation Committee of the Board of Directors.  The Company may renew the Agreement at the end of the initial term, however, lacking any express agreement between the parties at the end of the Employment Period, the Agreement shall be deemed to continue on a month-to-month basis.  Either party has the right to terminate the Agreement upon thirty (30) days written notice.  Mr. Adams is eligible for participation in all executive benefit programs, including health insurance, life insurance, and stock-based compensation.  If Mr. Adams’ employment is terminated without cause, the Company is obligated to (i) pay Mr. Adams an amount equal to two (2) times his base salary upon such termination, (ii) provide Mr. Adams with health insurance benefits for a period of 18 months after such termination, of which the premiums for the first six (6) months after such termination shall be paid by the Company, and (iii) provide Mr. Adams life insurance benefits for one (1) year after such termination at the Company’s expense.

Mr. Adams has been a director of the Company since May 1999.  Prior to his appointment as President and CEO of the Company on August 7, 2006, Mr. Adams joined the Company on April 1, 2006 as its Vice President of Regulatory Affairs and Business Development.  Prior to April 2006, Mr. Adams was the Vice President of PLC Systems, Inc.  Prior to joining PLC Systems in September 2000, Mr. Adams was Vice President of Assurance Medical, Inc.  Prior to joining Assurance Medical in June 1999, Mr. Adams was the Chief Operating Officer and Vice President of Regulatory Affairs and Quality Assurance of CardioTech from June 1998 to May 1999.  From November 1994 through June 1998, Mr. Adams served as the Vice President of Cytyc Corporation.  Mr. Adams received a BS from the University of Massachusetts.

Item 9.01:                 Financial Statements and Exhibits.

Exhibit Number	Description

10.28	Employment Agreement by and between CardioTech International, Inc. and Michael F. Adams dated September 13, 2006.

This Current Report on Form 8-K may contain, among other things, certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, (i) statements with respect to the Company’s plans, objectives, expectations and intentions; and (ii) other statements identified by words such as “may”, “could”, “would”, “should”, “believes”, “expects”, “anticipates”, “estimates”, “intends”, “plans” or similar expressions. These statements are based upon the current beliefs and expectations of the Company’s management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. These forward-looking statements involve certain risks and uncertainties that are subject to change based on various factors (many of which are beyond the Company’s control).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARDIOTECH INTERNATIONAL, INC.

	By:	/s/ Michael F. Adams
Michael F. Adams, President and CEO

Date: September 15, 2006